EXHIBIT 1.01

Flex Ltd.

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2017

1.   INTRODUCTION

This Conflict Minerals Report (this “Report”) of Flex Ltd. (the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2017 (the “Reporting Period”).  The U.S. Securities and Exchange Commission (the “SEC”) adopted Rule 13p-1 in 2012 to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Rule 13p-1 requires the disclosure of certain information by SEC registrants (“Registrants”) that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products (“Necessary Conflict Minerals”).  These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “Conflict Minerals”). Rule 13p-1 identifies certain countries from which Conflict Minerals are sourced as “Covered Countries” and requires Registrants to determine, among other things, whether their Necessary Conflict Minerals originated in any Covered Country and fund “Armed Groups” (as such term is defined in Rule 13p-1). Covered Countries are the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC.  The reporting requirements of Rule 13p-1 apply to Registrants regardless of the geographic origin of their Necessary Conflict Minerals and whether or not such Necessary Conflict Minerals fund Armed Groups.

Rule 13p-1 requires Registrants to conduct, in good faith, a “reasonable country of origin inquiry,” or “RCOI,” with respect to their Necessary Conflict Minerals.  The purpose of the RCOI is to determine whether any of the Registrant’s Necessary Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.

If, based on its RCOI, a Registrant knows that any of its Necessary Conflict Minerals originated in a Covered Country and is not from recycled or scrap sources, or has reason to believe that its Necessary Conflict Minerals may have originated in a Covered Country and has reason to believe that such Necessary Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its Necessary Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral.  Rule 13p-1 describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals.

We design, build, ship and service complete packaged consumer and industrial products, from athletic shoes to electronics, for companies of all sizes in various industries and end-markets.  We manufacture or contract to manufacture many products that use Necessary Conflict Minerals.  We primarily purchase component parts and generally do not purchase raw ore or unrefined Conflict Minerals.  We generally do not have direct contractual relationships with the originating mines, or the smelters or refiners of the Conflict Minerals that end up in our products.  These mines are many layers upstream from us in our global supply chain, and therefore we need to rely on our thousands of direct suppliers as well as industry initiatives for source information on the Conflict Minerals in our products.  In addition, many of our customers require us to use their chosen suppliers in the manufacture of their products and we typically do not have direct contractual relationships with these suppliers.  In such cases we must rely on the cooperation of our customers and their designated suppliers for Conflict Minerals source information.

In accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), the internationally recognized standard on which our Company’s Conflict Mineral Compliance system is based, we support an industry initiative that audits Conflict Minerals smelters’ and refiners’ due diligence activities.  That industry initiative is the Responsible Business Alliance’s (“RBA”) (formerly known as the Electronics Industry Citizenship Coalition) and Global e-Sustainability Initiative’s Responsible Minerals Initiative (“RMI”) (formerly known as the Conflict-Free Sourcing Initiative).  The data on which we relied for certain statements in this report was obtained through our membership in the RMI, using their RCOI report for member “FLEX.”  We are a charter member of the RBA and have periodically held a board seat in the organization since its formation in 2004.  We embrace and support the RMI’s due diligence and reporting processes to encourage transparency throughout the supply chain.

2.  RCOI PROCESS AND RESULTS

For products manufactured during the Reporting Period, we performed a RCOI on the Necessary Conflict Minerals found in the products we manufacture or contract to manufacture.  We utilized the RMI’s Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in the assessment of our supply chain as to the sources of the Necessary Conflict Minerals in the products they supply to us.  After collecting responses to our CMRT queries from suppliers, we evaluated the responses for completeness and plausibility, and we engaged in follow-up communications with suppliers as appropriate.  Some suppliers provided us with “company-level” CMRT responses that include Conflict Minerals information for all products sold by the supplier to its customers even though we may have purchased only a limited subset of such products from the supplier.

Based on our RCOI described above, we have reason to believe that some of these Conflict Minerals may have originated from (i) recycled or scrap sources or (ii) the Covered Countries and may not be from recycled or scrap sources.

3.  DUE DILIGENCE PROCESS

Based on the results of our RCOI, and as required by Rule 13p-1, we conducted due diligence on the source and chain of custody of our Necessary Conflict Minerals (“Due Diligence”) to ascertain whether these Conflict Minerals originated in the Covered Countries and finance or otherwise benefited Armed Groups.

3.1 Design of Our Due Diligence Measures

Our Due Diligence measures have been designed to conform with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance).  The design of our Due Diligence measures incorporates the following five-step framework as outlined in the OECD Guidance:

1.              Establish strong company management systems.

2.              Identify and assess risks in the supply chain.

3.              Design and implement a strategy to respond to identified risks.

4.              Carry out independent third-party audit of smelters’/refiners’ due diligence practices by participating in industry-driven initiatives.

5.              Report annually on supply chain due diligence.

3.2 Due Diligence Measures Performed

Our Due Diligence measures performed during the Reporting Period include:

•                  Our continued efforts to manage the Company’s Conflict Minerals Compliance program through our Conflict Minerals Working Group which consists of cross-functional team member representatives from our compliance, corporate social and environmental responsibility, procurement, internal audit and legal groups;

•                  Continued development of our compliance management framework and implementation plan, including business processes and IT systems to manage information requests and data sharing with customers and suppliers, consistent with the Company’s Conflict Minerals Policy, as described below;

•                  Ongoing engagement with customers and suppliers to remove smelters and refiners from the supply base, as necessary; and

•                  Participation in industry group initiatives to help define and clarify industry standards.

In addition, we communicated our Conflict Minerals Policy to our suppliers who supply us components containing Conflict Minerals.  Our Conflict Minerals Policy includes the following:

•                  Our expectation that our suppliers source from socially responsible suppliers;

•                  Our expectation that our suppliers have policies and procedures in place to ensure that products and parts supplied to us are “DRC conflict-free” (as such term is defined in Rule 13p-1);

•                  Our expectation that our suppliers provide all necessary due diligence information to confirm that all Conflict Minerals supplied to us are DRC conflict-free;

•                  Our expectation that our suppliers pass these requirements on to their supply chain; and

•                  Statement that the above requirements are taken into consideration when selecting and retaining suppliers.

A copy of our conflict minerals policy is publicly available on our website at www.flex.com/supplier-information/supplier-quality.

We surveyed 5,096 suppliers of components containing Conflict Minerals, representing approximately 80.7% of our global direct materials spend for the Reporting Period.  As with our RCOI, we used the CMRT to collect information from these suppliers regarding the sources of the Necessary Conflict Minerals in the products they supply to us, including the processing smelters and refiners (“SORs”) and countries and mines of origin of such Conflict Materials.

Of the 5,096 suppliers surveyed, we received responses from 2,343 suppliers.  We evaluated the responses for plausibility, consistency and completeness, especially in terms of the reported Conflict Minerals content, and the origin of the Conflict Minerals.  We also checked the conflict-free status of SORs on the RMI’s website.

We followed up with the suppliers surveyed, to the extent possible, on missing and inconsistent information, implausible statements regarding no presence of Conflict Minerals, incomplete data provided, responses that did not identify SORs, responses that indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs but not verified as such through further analysis and research.  In addition, we followed up on cases where the supplier reported that a SOR does not source Necessary Conflict Minerals from the Covered Countries and the reported sourcing country is not a known reserve for the specified Conflict Mineral.

If a supplier did not provide the information requested, we initiated an escalation process.  The escalation process included contacting alternate persons at the supplier, enlisting help from other Company locations engaged with the supplier, obtaining assistance from our global commodity team, and working with our customer(s) to contact the suppliers.

Based on our supplier survey, follow-up and, if necessary, escalation procedures as described above, we estimate that we had reliable responses from 2,225 suppliers, representing approximately 68.4% of our global direct materials spend for the Reporting Period, which we used to make our due diligence determination as required under Rule 13p-1.

We reported to the Audit Committee of the Company’s Board of Directors with respect to our Due Diligence processes and compliance activities.

4. DUE DILIGENCE DETERMINATION

Based on the Due Diligence performed on certain of our products offered in our business groups as described below, we were unable to determine whether the Necessary Conflict Minerals contained in such products (not including Conflict Minerals that originated from recycled or scrap sources) originated in the Covered Countries, or, if they did originate in the Covered Countries, whether the mining of or trade in such Conflict Minerals directly or indirectly finance or otherwise benefit Armed.

4.1.1 Product Descriptions

We are a globally-recognized, provider of Sketch-to-Scaletm services — innovative design, engineering, manufacturing, and supply chain services and solutions — from conceptual sketch to full-scale production.  We design, build, ship and service complete packaged consumer and industrial products, from athletic shoes to electronics, for companies of all sizes in various industries and end-markets, through our activities in the following segments:

•                  Communications & Enterprise Compute — which includes our telecom business of radio access base stations, remote radio heads, and small cells for wireless infrastructure; our networking business which includes optical, routing, broadcasting, and switching products for the data and video networks; our server and storage platforms for both enterprise and cloud-based deployments; next generation storage and security appliance products; and rack level solutions, converged infrastructure and software-defined product solutions;

•                  Consumer Technologies Group (“CTG”) — which includes our consumer-related businesses in connected living, wearables, gaming, augmented and virtual reality, fashion, and mobile devices; and including various supply chain solutions for notebook personal computers, tablets, and printers; in addition, CTG is expanding its business relationships to include supply chain optimization for non-electronics products such as footwear and clothing;

•                  Industrial and Emerging Industries — which is comprised of energy and metering, semiconductor and capital equipment, office solutions, industrial, home and lifestyle, industrial automation and kiosks, and lighting; and

•                  High Reliability Solutions — which is comprised of our medical business, including consumer health, digital health, disposables, precision plastics, drug delivery, diagnostics, life sciences and imaging equipment; our automotive business, including vehicle electrification, connectivity, autonomous vehicles, and clean technologies.

4.1.2 Smelters and Refiners; Countries of Origin of Conflict Minerals

As noted above, as part of our Due Diligence, we received and validated Conflict Minerals declarations from 2,225 of our suppliers.  These declarations include a total of approximately 312 SORs (166 smelters and 146 refiners) that processed Conflict Minerals used in the production of such suppliers’ products. Among these 312 SORs provided in the declarations, approximately 80.8% either have been certified as conformant with the Responsible Minerals Assurance Program’s (“RMAP”) (formerly known as the Conflict-Free Smelter Program) assessment protocols (“RMAP Conformant”) or have committed to undergo a RMAP audit (“RMAP Active”).

As many of these declarations are company-wide and not product specific, we believe these declarations may include SORs, and countries of origin for Conflict Minerals that are not applicable to the Conflict Minerals used in our products.  Due to the many such company-wide declarations and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which SORs or which countries of origin listed in the declarations actually provide the specific Conflict Minerals used in our products.  The SORs identified by our suppliers in their declarations, as well as the countries of origin for their Conflict Minerals, are set forth in the Appendix to this Report.

4.1.3 Due Diligence Improvement Efforts

We expect to take the following steps, among others, to continue to improve our due diligence processes and further mitigate the risk that our Conflict Minerals finance or otherwise benefit Armed Groups:

•                  Increase supplier Conflict Minerals outreach;

•                  Increase the number and improve the quality of supplier survey responses;

•                  Support customers with their specific initiatives within their supply base;

•                  Improve quality check and follow-up process for suppliers’ survey responses;

•                  Inform and encourage smelters and refiners to participate in conflict-free industry initiatives such as the RMI;

•                  Actively participate in and support industry trade groups to help bolster awareness and communication throughout the supply chain;

•                  Train and educate our suppliers on our ongoing expectations regarding conflict-free sourcing;

•                  Reconsider our partnerships with suppliers who do not comply with our Conflict Minerals Policy; and

•                  Continue to refine our due diligence processes in accordance with the OECD Guidelines and supplements.

Appendix

Smelters and Refiners

Metal	Reference List	Name	Country	Smelter Identification
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company*	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.*	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC*	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Argor-Heraeus S.A.*	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.*	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.*	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.*	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners*	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG*	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery**	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB*	Boliden AB	SWEDEN	CID000157

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	C. Hafner GmbH + Co. KG*	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.*	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.*	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.*	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DSC (Do Sung Corporation) *	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO Contacts and Refining GmbH*	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa*	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.*	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC*	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	OJSC Novosibirsk Refinery*	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation*	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.*	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH*	Heimerle + Meule GmbH	GERMANY	CID000694

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Heraeus Metals Hong Kong Ltd.*	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG*	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ CO., LTD.	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.*	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi*	Italpreziosi	ITALY	CID002765
Gold	Japan Mint*	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.*	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.*	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc*	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna**	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.*	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC*	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	L’Orfebre S.A.**	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals*	Marsam Metals	BRAZIL	CID002606
Gold	Materion*	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.*	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.*	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.*	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.*	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation*	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd**	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.*	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA*	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk*	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.*	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis Argentia B.V.**	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation*	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint*	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP*	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A*	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.*	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals*	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH*	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyeria Plateria S.A.	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.*	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.*	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A*	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.*	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom*	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.*	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand*	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH*	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.*	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.*	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Tantalum	Asaka Riken Co., Ltd.*	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	D Block Metals, LLC*	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.*	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.*	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.*	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu*	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.*	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH*	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tantalum	H.C. Starck Inc.*	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.*	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material*	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals*	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder*	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.*	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.*	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.*	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS*	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Power Resources Ltd.*	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean*	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.*	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tantalum	Solikamsk Magnesium Works OAO*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.*	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals*	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC*	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha*	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	China Tin Group Co., Ltd.*	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CV Ayi Jaya*	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan*	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona*	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Aries Kencana Sejahtera*	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan*	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting*	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa*	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa*	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Metallo Spain S.L.U.*	Metallo Spain S.L.U.	SPAIN	CID002774

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	EM Vinto*	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals*	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plan*t	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company*	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.*	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.*	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC*	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.*	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.*	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.*	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Mineracao Taboca S.A.*	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur*	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation*	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd**	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.*	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Artha Cipta Langgeng*	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya*	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa*	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin*	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry*	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera*	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah*	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi*	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri*	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima*	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining*	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri*	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera*	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia*	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima*	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada*	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama*	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin*	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa*	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa*	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur*	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah*	PT Sumber Jaya Indah	INDONESIA	CID001471

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tin	PT Timah (Persero) Tbk Kundur*	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok*	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa*	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama*	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.*	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.*	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco*	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited*	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.*	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli*	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.**	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH*	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC*	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.*	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon*	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville*	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

* RMAP Conformant.

** RMAP Active.

Metal	Reference List	Name	Country	Smelter Identification
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd.*	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC*	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant*	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hutten AG*	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.*	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.*	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

* RMAP Conformant.

** RMAP Active.

Countries of Origin***

Angola	Guinea	Russia
Argentina	Guyana	Rwanda
Australia	Honduras	Senegal
Austria	India	Sierra Leone
Benin	Indonesia	South Africa
Bolivia	Japan	South Sudan
Brazil	Laos	Spain
Burkina Faso	Kazakhstan	Tanzania
Burundi	Madagascar	Thailand
Cambodia	Malaysia	The Democratic Republic of the Congo
Canada	Mali	Togo
Central African Republic	Mexico	Uganda
Chile	Mongolia	United Kingdom of Great Britain and Northern Ireland
China	Mozambique	United States of America
Colombia	Myanmar	Uzbekistan
Ecuador	Namibia	Vietnam
Eritrea	Nicaragua	Zambia
Ethiopia	Nigeria	Zimbabwe
France	Panama
Germany	Peru
Ghana	Portugal
Guatemala	Republic of Congo

***  Country of origin information of the Conflict Minerals used by RMAP Conformant smelters is provided by the RMI. Due to confidentiality restrictions, the RMI may only disclose country of origin information on an aggregate basis where the country of origin is not the DRC.